Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-Q Report of Carpenter Technology Corporation (the “Issuer”) on Form 10-Q for the quarter ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Robert J. Torcolini, Chairman, President and Chief Executive Officer of the Issuer, and I, Terrence E. Geremski, Senior Vice President-Finance and Chief Financial Officer of the Issuer, each hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Periodic Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that information contained in the Periodic Report fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

/s/ Robert J. Torcolini	/s/ Terrence E. Geremski
Robert J. Torcolini	Terrence E. Geremski
Chairman, President and Chief Executive Officer	Senior Vice President-Finance and Chief Financial Officer